EXHIBIT 99.1

INTERNET BRANDS, INC. REPORTS RECORD SECOND QUARTER 2008 FINANCIAL RESULTS

•                  Record revenues and EBITDA

•                  Revenues increased by 18% from second quarter of 2007

•                  Adjusted EBITDA increased by 20% from second quarter of 2007

•                  Company raises low end of revenue and EBITDA ranges

EL SEGUNDO, CA (August 6, 2008) — Internet Brands, Inc. (NASDAQ: INET) today reported financial results for the second quarter ended June 30, 2008.

Second Quarter Operating Results

Total revenues for the second quarter of 2008 were $25.3 million, an 18% increase from $21.4 million in the prior year period.

Consumer Internet revenues were $18.1 million in the second quarter of 2008, a 17% increase from $15.5 million in the prior year period.  Revenues grew due to increased advertising on both existing and acquired websites, partially offset by a reduction in spending from automotive dealers in response to continued softness in the industry.

Licensing revenues were $7.2 million for the second quarter of 2008, a 22% increase from $5.9 million in the prior year period, due to continued organic growth and contributions from vBulletin, which the Company acquired in June 2007.  This stronger growth is the result of new contracts signed within our Autodata division and, to a lesser degree, organic growth of vBulletin.  In the second quarter Autodata began work on significant new multi-year contracts, from which the Company expects to begin recognizing revenues in the third quarter of 2008.

Net income for the second quarter of 2008 was $2.9 million, or $0.07 per diluted share.  By comparison, the net loss in the prior year period was $10.0 million, or $0.25 per diluted common share.

For the second quarter of 2008, Adjusted EBITDA increased 20% to $8.5 million from $7.1 million in the same period last year.  The Company defines Adjusted EBITDA as earnings before investment and other income, income taxes, depreciation and amortization and stock-based compensation.

First Half 2008 Operating Results

Total revenues for the first half of 2008 were $50.2 million, a 24% increase from $40.5 million in the prior year period.

Consumer Internet revenues were $34.4 million in the first half of 2008, a 15% increase from $29.8 million in the prior year period.  As with the second quarter operating results, the increase in advertising revenue was partially offset by a reduction in advertiser spend from automotive dealers and manufacturers.

Licensing revenues were $15.8 million for the first half of 2008, a 48% increase from $10.7 million in the prior year period, due to continued organic growth and contributions from vBulletin.

Net income for the first half of 2008 was $5.9 million, or $0.13 per diluted common share.  By comparison, the net loss in the prior year period was $6.7 million, or $0.17 per diluted common share.

For the first half of 2008, Adjusted EBITDA grew by 27% to $16.4 million from $12.9 million in the same period last year.

Second Quarter Key Metrics

•                  Total monthly unique visitors to the Company’s network of owned websites grew to 37.3 million in June 2008, a 52% increase from 24.5 million in June 2007.

•                  Total page views for the Company’s network of owned websites were 620.4 million in June 2008, an increase of 106% from 301.2 million in June 2007.

Q3 and Full Year Guidance

“We experienced strong momentum in the first half of 2008 and we believe that we are solidly on track for the full year,” said Bob Brisco, CEO.   “We’re excited about the huge growth of our audiences and by the advertising growth prospects for our business, including two new verticals that we announced today: careers and shopping.”

The Company is reaffirming its full year guidance, but raising the low end of its previously issued revenue and EBITDA ranges.   The Company now expects revenues in the range of $104 to $110 million, compared to its previous guidance of $100 to $110 million.   The Company now expects adjusted EBITDA to be in the range of $33 to $36 million, compared to its previous guidance of $32 to $36 million.  The basis for the Company’s guidance in the second half of the year is the result of two factors: (1) the recurring revenue nature of the Company’s diversified advertiser base; and (2) recently signed multi-year contracts in the Company’s licensing division, from which the Company expects to begin to recognizing revenue in the third quarter of 2008.

For the third quarter of 2008, the Company anticipates revenues in the range of $26.5 to $27.5 million and adjusted EBITDA to be in the range of $8.6 to $9.3 million.

Acquisitions and Financing

In a separate press release today, the Company announced that it is entering two new verticals, shopping and careers. Currently these two verticals are comprised of seventeen websites, collectively.

The Company completed nine of these acquisitions in the second quarter of 2008 for an aggregate purchase price of approximately $25.9 million.  An additional small acquisition was completed subsequent to the second quarter of 2008.

In the first half of 2008, the Company completed 21 website-related acquisitions for an aggregate purchase price of approximately $49.2 million.  The financial impact of these acquisitions is included in the Company’s 2008 business outlook.

In conjunction with its acquisition activity, the Company is currently reviewing proposals from several lenders for a credit line of approximately $35 million.  The Company does not anticipate the need to draw against the line in 2008.

Balance Sheet and Liquidity

As of June 30, 2008, the Company had $58.5 million of cash and investments, and no debt.

Net cash provided by operating activities in the first half of 2008 was $16.2 million compared to $17.0 million in the prior year period.

Non-GAAP Financial Measures

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure.  The Company defines EBITDA as net income before (a) investment and other income; (b) income tax provision (benefit); and (c) depreciation and amortization. The Company defines Adjusted EBITDA as a further adjustment of EBITDA to exclude share-based compensation expense related to the Company’s grant of stock options and other equity instruments.

The Company believes these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses EBITDA and Adjusted EBITDA as measurements of the Company’s operating performance because they assist in comparisons of the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non- GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund capital expenditures and to expand its business. The Company also believes that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income and Adjusted EBITDA for the periods presented:

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
	(unaudited)
Net income (loss)	$2,923	$(9,961)	$5,943	$(6,694)
Provision for income taxes	2,179	2,700	4,281	5,366
Depreciation and amortization	3,370	1,905	6,117	3,090
Stock-based compensation	550	14,430	1,207	14,677
Investment and other income	(549)	(2,019)	(1,140)	(3,562)

Adjusted EBITDA	$8,473	$7,055	$16,408	$12,877

Conference Call and Webcast

The Company will host a conference call to discuss its second quarter 2008 financial results beginning at 5:00 pm ET (2:00 pm PT), today, August 6, 2008.  Participants may access the call by dialing 800-762-8795 (domestic) or 480-629-9031 (international). In addition, the call will be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.internetbrands.com and will be archived online within one hour of the completion of the conference call.  A telephone replay will be available through August 20, 2008. To access the replay, please dial 800-406-7325 (domestic) or 303-590-3030 (international), passcode 3900325.

About Internet Brands, Inc.

Los Angeles-based Internet Brands, Inc. (NASDAQ:INET) is a leading Internet media company that operates community and e-commerce web sites in automotive, careers, home, shopping and travel and leisure categories. With a flexible and scalable platform, Internet Brands operates a rapidly growing network of more than 200 websites, 76 of which each receive more than 100,000 monthly unique visitors.  Internet Brands was founded in 1998 as CarsDirect.com and added the parent company name of Internet Brands in 2005.

Safe Harbor Statement

This press release includes forward-looking information and statements, including but not limited to its 2008 business outlook, management comments and guidance, that are subject to risks and uncertainties that could cause actual results to differ materially.  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation.  These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.  Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  These risks, uncertainties, assumptions and other important factors include, but are not limited to, our pursuit of an acquisition-based growth strategy entailing significant execution, integration and operational risks, the impact of the recent downturn in the economy and the automotive industry in particular on our revenues from automotive dealers and manufacturers, our ability to compete effectively against a variety of Internet and traditional offline competitors, and our reliance on the public to continue to contribute content without compensation to our websites that depend on such content.  These and other risks are described more fully in our Annual Report on Form  10-K for the annual period ended December 31, 2007, filed with the U.S. Securities and Exchange Commission (SEC) on March 12, 2008 and our Quarterly Report on Form 10-Q for the period ended March 31, 2008 filed with the SEC on May 8, 2008.  You should consider these factors in evaluating forward-looking statements.  For additional information regarding the risks related to our business, see its prospectus in the Registration Statement, and other related documents, that we have filed with the SEC.  You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.  All information provided in this release is as of August 6, 2008 and should not be unduly relied upon because we undertake no duty to update this information.

Contact:	Andrew Greenebaum / Laura Foster
ICR, Inc.
agreenebaum@icrinc.com; lfoster@icrinc.com
(310) 954-1100

###

INTERNET BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2008	2007
	Unaudited
ASSETS

Current assets
Cash and cash equivalents	$29,225	$31,780
Accounts receivable, less allowances for doubtful accounts of $1,565 and $1,139 at June 30, 2008 and December 31, 2007, respectively	17,922	15,470
Investments, available for sale	29,273	64,864
Deferred income taxes	9,717	9,717
Prepaid expenses and other current assets	878	1,521
Total current assets	87,015	123,352

Property and equipment, net	10,439	7,575
Goodwill	191,087	150,863
Intangible assets, net	25,774	18,264
Deferred income taxes	59,049	61,714
Other assets	334	1,660

Total assets	$373,698	$363,428

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$17,802	$14,038
Deferred revenue	8,022	8,846
Total current liabilities	25,824	22,884

Stockholders’ equity

Common stock, Class A, $.001 par value; 125,000,000 shares authorized and 40,688,834 and 40,177,834 issued and outstanding at June 30, 2008 and December 31, 2007	41	40

Common stock, Class B, $.001 par value; 6,050,000 authorized and 3,025,000 shares issued and outstanding at June 30, 2008 and at December 31, 2007	3	3

Additional paid-in capital	605,189	604,003
Accumulated deficit	(256,034)	(261,977)
Stockholder note receivable	—	(16)
Accumulated other comprehensive loss	(1,325)	(1,509)
Total stockholders’ equity	347,874	340,544
Total liabilities and stockholders’ equity	$373,698	$363,428

INTERNET BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Consumer Internet	$18,075	$15,507	$34,378	$29,833
Licensing	7,189	5,892	15,827	10,703
Total revenues	25,264	21,399	50,205	40,536

Costs and operating expenses
Cost of revenues	5,558	5,883	10,945	11,261
Sales and marketing (1)	5,140	3,794	11,347	8,092
Technology (1)	2,333	3,398	3,753	4,700
General and administrative(1)	4,310	15,699	8,959	18,283
Depreciation and amortization	3,370	1,905	6,117	3,090
Total costs and operating expenses	20,711	30,679	41,121	45,426

Income (loss) from operations	4,553	(9,280)	9,084	(4,890)
Investment and other income	549	2,019	1,140	3,562
Income (loss) before income taxes	5,102	(7,261)	10,224	(1,328)
Provision for income taxes	2,179	2,700	4,281	5,366
Net income (loss)	$2,923	$(9,961)	$5,943	$(6,694)

Basic net income (loss) per share	$0.07	$(0.25)	$0.14	$(0.17)
Diluted net income (loss) per share	$0.07	$(0.25)	$0.13	$(0.17)

Weighted average number of shares - Basic	42,993,963	39,272,642	42,882,910	39,183,837
Weighted average number of shares - Diluted	44,895,800	39,272,642	44,814,452	39,183,837

Stock-based compensation expense by function (1)
Sales and marketing	77	1,154	126	1,166
Technology	31	289	51	292
General and administrative	442	12,987	1,030	13,219
	$550	$14,430	$1,207	$14,677

(1)                                  Operating expenses for the three and six months ended June 30, 2008 and 2007 include stock-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R) (revised 2004), “Share-Based Payment” (SFAS 123(R)), which the Company adopted on January 1, 2006.

INTERNET BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities
Net income (loss)	$5,943	$(6,694)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,117	3,090
Provision for bad debt reserve	884	(157)
Stock based compensation	1,207	14,677
Benefit from deferred income taxes	2,658	—
Unrealized gain on investments	(52)	—
Realized gain on sale of investments	(9)	—
Amortization of premium on investments	(515)	(527)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Accounts receivable	(3,611)	2,133
Prepaid expenses and other current assets	636	439
Other assets	(182)	(83)
Accounts payable and accrued expenses	3,739	2,904
Deferred revenue	(567)	1,232
Net cash provided by operating activities	16,248	17,015

Cash flows from investing activities
Purchases of property and equipment	(1,289)	(734)
Capitalized internal use software costs	(2,738)	(779)
Purchases of investments	(46,124)	(37,161)
Proceeds from sales and maturities of investments	82,240	64,197
Acquisitions, net of cash acquired	(51,273)	(68,586)
Net cash used in investing activities	(19,184)	(43,063)

Cash flows from financing activities
Proceeds from issuance of common stock and exercise of stock options	128	437
Collections on stockholder notes receivable	16	50
Net cash provided by financing activities	144	486
Effect of exchange rate changes on cash and cash equivalents	237	846
Net decrease increase in cash and cash equivalents	(2,555)	(24,715)

Cash and cash equivalents
Beginning of period	31,780	43,661
End of period	$29,225	$18,946

Supplemental schedule of non-cash consolidated cash flow information:
Adjustment to retained earnings related to the liability for uncertain tax positions	$—	$127
Notes receivable paid with exchange of common stock	$—	$371